Exhibit 3.3

FIRST AMENDMENT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF SCE RECOVERY FUNDING LLC

This FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of SCE RECOVERY FUNDING LLC, a Delaware limited liability company (the “Company”), is made and entered into as of February 1, 2021 by SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, as the sole member of the Company (the “Member”).

RECITALS

WHEREAS, the Member has caused to be filed on and as of September 10, 2020 a Certificate of Formation with the Secretary of State of the State of Delaware to form the Company under and pursuant to the LLC Act; and

WHEREAS, the Company is currently governed by that certain Amended and Restated Limited Liability Company Agreement of SCE Recovery Funding LLC, executed as of January 14, 2021 and made and entered into effective as of September 10, 2020 (the “A&R LLC Agreement”) by the Member; and

WHEREAS, as of the date hereof, (a) no Recovery Bonds are Outstanding and no Recovery Bonds have been issued by the Company and (b) the Member is the sole Member (as defined in the A&R LLC Agreement); and

WHEREAS, the Member desires to amend the A&R LLC Agreement in accordance with Section 11.02(c) of the A&R LLC Agreement as set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Member, intending to be legally bound, hereby agrees to amend the A&R LLC Agreement as follows:

1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings specified in the A&R LLC Agreement.

2. Amendments to the A&R LLC Agreement.

(a) Clause (ii) of the last paragraph of Section 7.02 of the A&R LLC Agreement is hereby amended by adding thereto the word “Provisions” immediately following the phrase “Special Purpose”

(b) Section 7.04(a) of the A&R LLC Agreement is hereby amended and restated in its entirety to read as follows:

1

“(a) Subject to Section 4.01, the Member may remove any (i) Manager (other than an Independent Manager) with or without cause at any time, and (ii) Independent Manager with Cause at any time.”

(c) Appendix A to the A&R LLC Agreement is hereby amended by adding thereto in alphabetical order the following new defined term:

““Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of, or willful misconduct, bad faith or gross negligence with respect to, such Independent Manager’s duties under or in connection with this LLC Agreement, (ii) that such Independent Manager has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager has breached its fiduciary duties of loyalty or care as and to the extent of such duties in accordance with the terms of the Company’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Manager or a material change to such Independent Manager’s terms of service, (v) such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability, incapacity or other cause, or (vi) such Independent Manager no longer meets the criteria specified in the definition of Independent Manager.”

3. Reaffirmation of A&R LLC Agreement. Except as expressly amended hereby, the A&R LLC Agreement is hereby reaffirmed, ratified and confirmed in all respects and for all purposes and continues in full force and effect unaffected hereby.

4. Binding Effect; Governing Law. This Amendment shall be binding upon the Member, each Manager (including each Independent Manager) and each Special Member, and each of their respective successors and permitted assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the A&R LLC Agreement, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment is hereby executed by the undersigned as the sole Member of the Company and is effective as of the date first above written.

SOUTHERN CALIFORNIA EDISON COMPANY

By:	/s/ Natalia Woodward
	Name:	Natalia Woodward
	Title:	Vice President and Treasurer

Signature Page to First Amendment to Amended and Restated

Limited Liability Company Agreement of SCE Recovery Funding LLC